Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statement (No. 333-270804) on Form S-8 of our report dated March 15, 2024, with respect to the consolidated financial statements of AlTi Global, Inc. Philadelphia, Pennsylvania March 15, 2024